                                                                  EXHIBIT (a)(6)


                          Offers to Purchase for Cash
                            Up to 100,000 Shares of
                  10.25% Series A Cumulative Preferred Stock
                                      and
                            Up to 102,941 Shares of
                   9.8% Series B Cumulative Preferred Stock
                                      of
                              G & L Realty Corp.

                                      at
                         $17.50 Net Per Series A Share
                                      and
                         $17.00 Net Per Series B Share
                                      by
                               G & L Tender, LLC

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   THE OFFERS, PRORATION PERIODS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
     MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 2, 2001, UNLESS THE
                             OFFERS ARE EXTENDED

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To Our Clients:

     Enclosed for your consideration are the Offers to Purchase dated October 5, 2001 (the "Offer to Purchase") and the related Letters of Transmittal and other materials relating to the offers by G & L Tender, LLC, a Delaware limited liability company (the "Purchaser"), to purchase up to 100,000 shares of 10.25% Series A Cumulative Preferred Stock (the "Series A Preferred Shares") and up to 102,941 shares of Series B Cumulative Preferred Stock (the "Series B Preferred Shares" and collectively with the Series A Preferred Shares, the "Preferred Shares") of G & L Realty Corp., a Maryland corporation (the "Company"), at $17.50 per Series A Preferred Share and $17.00 per Series B Preferred Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase. Also enclosed is the Company's Solicitation/Recommendation Statement on Schedule 14D-9. This material is being sent to you as the beneficial owner of Preferred Shares held by us for your account but not registered in your name. A tender of such Preferred Shares can be made only by us as the holder of record and pursuant to your instructions. The Letters of Transmittal accompanying this letter are furnished to you for your information only and cannot be used by you to tender Preferred Shares held by us for your account. In this letter:

     . the term "Series A Offer" means the offer to purchase the Series A Preferred Shares subject to the terms and conditions set forth in the Offer to Purchase and in the related yellow Letter of Transmittal (together with any amendments or supplements thereto);

     . the term "Series B Offer" means offer to purchase the Series B Preferred Shares subject to the terms and conditions set forth in the Offer to Purchase and in the related blue Letter of Transmittal (together with any amendments or supplements thereto);

     . the term "Offer" means the Series A Offer and the Series B Offer individually; and

     . the term "Offers" means Series A Offer and the Series B Offer collectively.

     We request instructions as to whether you wish to have us tender any or all of the Preferred Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offers.

     Your attention is directed to the following:

     1. The tender price is $17.50 per Series A Preferred Share and $17.00 per Series B Share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offers.

     2. The Series A Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, November 2, 2001, unless the Series A Offer is extended. The Series B Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, November 2, 2001, unless the Series B Offer is extended.

     3. Any stock transfer taxes applicable to the sale of Preferred Shares to the Purchaser pursuant to the Offers will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letters of Transmittal.

     In order to tender Series A Preferred Shares pursuant to the Series A Offer, a properly completed and duly executed yellow Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (in the case of any book-entry transfer), and any other documents required by the yellow Letter of Transmittal, should be sent to the Depositary, and either certificates representing the tendered Series A Preferred Shares should be delivered or such Series A Preferred Shares must be delivered to the Depositary pursuant to the procedures for book-entry transfers, all in accordance with the instructions set forth in the yellow Letter of Transmittal and the Offer to Purchase.

     In order to tender Series B Preferred Shares pursuant to the Series B Offer, a properly completed and duly executed blue Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (in the case of any book-entry transfer), and any other documents required by the blue Letter of Transmittal, should be sent to the Depositary, and either certificates representing the tendered Series B Preferred Shares should be delivered or such Series B Preferred Shares must be delivered to the Depositary pursuant to the procedures for book-entry transfers, all in accordance with the instructions set forth in the blue Letter of Transmittal and the Offer to Purchase.

     The Offers are being made to all holders of Preferred Shares. The Offers are not being made to, nor will tenders be accepted from or on behalf of, holders of Preferred Shares in any jurisdiction in which the making of the Offers or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offers to be made by a licensed broker or dealer, the Offers shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdictions.

     If you wish to have us tender any or all of the Preferred Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Applicable Expiration Date of the Offer. If you authorize the tender of your Preferred Shares, all such Preferred Shares will be tendered unless otherwise specified on the instruction form set forth below.

     As described in Section 1 of the Offer to Purchase, if before the Applicable Expiration Date (i) more than 100,000 Series A Preferred Shares are tendered, all conditions are met or waived, and the Purchaser does not amend and extend the Series A Offer, the Purchaser will purchase 100,000 Series A Preferred Shares on a pro-rata basis; or (ii) more than 102,941 Series B Preferred Shares are tendered, all conditions are met or waived, and the Purchaser does not amend and extend the Series B Offer, the Purchaser will purchase 102,941 Series B Preferred Shares on a pro-rata basis. If the Offer for one series of Preferred Shares is oversubscribed and the Offer for the other is undersubscribed, the Purchaser may decide, in its sole discretion, to complete the purchase of the undersubscribed Offer, extend the offer period for the oversubscribed Offer and increase the number of Preferred Shares sought in the oversubscribed Offer by up to an amount equal to the funds not used in the undersubscribed Offer divided by the per share purchase price of the oversubscribed Offer. If the Purchaser increases the number of Preferred Shares sought in the oversubscribed Offer, the Purchaser will be required under the federal securities laws to extend the open offer period for an additional ten business days. In addition, any stockholders who tendered their Preferred Shares in the oversubscribed Offer will have the right to withdraw their tendered Preferred Shares during the extended offer period. However, the Purchaser may decide not to proceed in this manner.

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

                         Instructions with Respect to
                          Offers to Purchase for Cash
                            Up to 100,000 Shares of
                  10.25% Series A Cumulative Preferred Stock
                                      and
                            Up to 102,941 Shares of
                   9.8% Series B Cumulative Preferred Stock
                                      of
                              G & L Realty Corp.
                                      by
                               G & L Tender, LLC

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offers to Purchase dated October 5, 2001 and the related Letters of Transmittal, in connection with the offers by G & L Tender, LLC, a Delaware limited liability company, to purchase for cash up to 100,000 shares of 10.25% Series A Cumulative Preferred Stock (the "Series A Preferred Shares") and up to 102,941 shares of 9.8% Series B Cumulative Preferred Stock (the "Series B Preferred Shares and collectively with the Series A Preferred Shares the "Preferred Shares"), of G & L Realty Corp., a Maryland corporation (the "Company").

     This will instruct you to tender the number of Preferred Shares indicated below (or if no number is indicated below, all Preferred Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letters of Transmittal.

Dated:  _________________, 2001


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                       NUMBER OF SHARES TO BE TENDERED:
    ________________ SHARES* of 10.25% SERIES A CUMULATIVE PREFERRED STOCK
     ________________ SHARES* of 9.8% SERIES B CUMULATIVE PREFERRED STOCK

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                                 Signature(s)

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                             Please Print Name(s)

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                           Please Print Address(es)

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                       Area Code and Telephone Number(s)

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                Tax Identification or Social Security Number(s)

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__________________

*I (We) understand that if I (we) sign this instruction form without indicating a lesser number of Preferred Shares in the space above, all Preferred Shares held by you for my (our) account will be tendered.

                                       3